RPS GmbH RESOURCE PROTECTION SYSTEMS
Financial Statements
December 31, 2008 and 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors
RPS GmBH Resource Protection Systems
Iserlohn, Germany

We have audited the accompanying balance sheets of RPS GmBH Resource Protection Systems as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the two years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RPS GmBH Resource Protection Systems as of December 31, 2008 and 2007 and the results of their operations and their cash flows for the two years then ended, in conformity with  accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s continual net losses, among other issues, raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
March 6, 2012

RPS GmbH RESOURCE PROTECTION SYSTEMS
Balance Sheets

	December 31,
	2008	2007
ASSETS
Current assets:
Cash	$-	$41,829
Accounts receivable, net	36,352	84,623
Due from related parties	55,408	279,700
Prepaid expenses and other current assets	274	23,213
Other current assets	-	15,351
Total current assets	92,034	444,716

Property and equipment, net	38,369	52,523

Long-term loan to related party	416,118	294,420
Investments	1	1
Total assets	$546,522	$791,660

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Bank overdraft	$69,955	$14,329
Accounts payable	57,324	69,503
Income taxes payable	113,134	175,549
Related party payable	-	155,580
Customer deposits	-	23,124
Accrued liabilities	6,395	5,736
Total current liabilities	246,808	443,821

Deferred tax liabilities	13,382	11,717
Total long-term liabilities	13,382	11,717

Total liabilities	260,190	455,538

Stockholders’ equity:
Common stock; 25,000 shares authorized, no par value, 25,000 shares issued and outstanding at December 31, 2008 and 2007	32,865	32,865
Additional paid-in capital	433,743	291,586
Accumulated deficit	(226,605)	(51,228)
Accumulated other comprehensive income	46,329	62,899
Total stockholders' equity	286,332	336,122
Total liabilities and stockholders' equity	$546,522	$791,660

The accompanying notes are an integral part of these financial statements

RPS GmbH RESOURCE PROTECTION SYSTEMS
Statements of Operations

	For the years ended December 31,
	2008	2007
SALES
Sales	$174,819	$315,420
Related party sales	131,007	188,122
Total Sales	305,826	503,542

COST OF SALES	157,725	46,302
GROSS PROFIT	148,101	457,240

OPERATING EXPENSES
Selling, general and administrative	346,015	416,902
Impairment loss	-	209,747
Total Operating Expenses	346,015	626,649

INCOME (LOSS) FROM OPERATIONS	(197,914)	(169,409)

OTHER INCOME (EXPENSE)
Other income	25,742	17,309
Interest income	-	25,928
Interest expense	(13,861)	(33,930)
Total Other Income (Expense)	11,881	9,307
LOSS BEFORE INCOME TAXES	(186,033)	(160,102)
PROVISION (BENEFIT) FOR INCOME TAXES	(10,656)	165,394

NET LOSS	(175,377)	(325,496)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(16,570)	15,222
TOTAL COMPREHENSIVE INCOME (LOSS)	$(191,947)	$(310,274)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(7.02)	$(13.02)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING	25,000	25,000

The accompanying notes are an integral part of these financial statements

RPS GmbH RESOURCE PROTECTION SYSTEMS
Statements of Stockholders’ Equity

			Additional		Accumulated
	Common stock		paid in	Accumulated	comprehensive
	Shares	Amount	capital	deficit	Income	Total

Balance, January 1, 2007	25,000	$32,865	$142,660	$274,268	$47,677	$497,470
Contributed services	-	-	148,926	-	-	148,926
Foreign currency translation adjustment	-	-	-	-	15,222	15,222
Net loss	-	-	-	(325,496)	-	(325,496)
Balance, December 31, 2007	25,000	32,865	291,586	(51,228)	62,899	336,122
Imputed interest on related party
notes payable	-	-	2,741	-	-	2,741
Contributed services	-	-	139,416	-	-	139,416
Foreign currency translation adjustment	-	-	-	-	(16,570)	(16,570)
Net loss	-	-	-	(175,377)	-	(175,377)
Balance, December 31, 2008	25,000	$32,865	$433,743	$(226,605)	$46,329	$286,332

The accompanying notes are an integral part of these financial statements

RPS GmbH RESOURCE PROTECTION SYSTEMS
Statements of Cash Flows

	For the years ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(175,377)	$(325,496)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	11,927	10,148
Contributed services	139,416	123,000
Contributed interest	2,741	25,926
Impairment loss	-	209,747
Changes in current assets and liabilities:
Accounts receivable	48,271	44,339
Related party receivables	102,594	386,701
Prepaid expenses and other assets	38,290	(98,116)
Accounts payable and accrued expenses	(36,819)	219,216

Net Cash Provided by Operating Activities	131,043	595,465

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of equipment	-	(3,589)
Net Cash used by Investing Activities	-	(3,589)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from notes payable - related party	557,435	581,374
Payments on notes payable - related party	(713,737)	(1,173,728)

Net Cash Used by Financing Activities	(156,302)	(592,354)
NET (DECREASE) IN CASH	(25,259)	(478)
Effect of exchange rate changes on cash	(16,570)	42,307
NET CASH AT BEGINNING OF PERIOD	41,829	-
NET CASH AT END OF PERIOD	$-	$41,829

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:

Cash paid for interest	$13,861	$33,930
Cash paid for income taxes	$-	$-
Non cash increase in related-party notes payable	$682	$7,329

The accompanying notes are an integral part of these financial statements

RPS GmbH RESOURCE PROTECTION SYSTEMS
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

Note 1. Organization and Summary of Significant Accounting Policies

Organization
RPS GmbH Resource Protection Systems (the “Company” or "RPS"), a corporation organized under the laws of Germany, is engaged in the business of recycling and salvage. The Company’s technology includes processes and procedures to manufacture rubber talc. Rubber talc is a powder and is used in various products.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statements of cash flows, we consider all cash balances and highly liquid investments with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable
Trade accounts receivables are carried at original invoiced amounts less an allowance for doubtful accounts.  The allowance for doubtful accounts is calculated based on detailed review of individual customer accounts, the age of the account receivable and the likelihood of the customer paying the receivable. A provision is made against accounts receivable to the extent they are unlikely to be collected. The allowance for doubtful accounts was $0 as of December 31, 2008 and 2007.

Property and equipment
Property and equipment is stated at the historical cost of purchase. Maintenance and repairs of property and equipment are charged to operations as incurred. Depreciation and amortization are computed using the straight-line method over estimated useful lives of five to ten years.

Investments
At December 31, 2008 and 2007, the Company owned 47% of the outstanding common stock of  Sistema Proteccion Recursos (“SPR”), a sister company located in Madrid, Spain that was acquired to capitalize on the Spanish recycling industry.  The Company accounts for the investment under the equity method. Through December 31, 2008 the Company had invested approximately $210,000 in SPR, but the investment has since been impaired to a value of $1 on the balance sheet at December 31, 2008 and 2007.

Revenue Recognition
Revenue is recognized when the following criteria are met: 1. persuasive evidence of an arrangement exists, which is generally in the form of a signed contract which specifies a fixed price, 2. the sales amount is determinable, 3. when title is transferred, which is when goods shipped to the customer has been received and accepted or services have been rendered, and 4. collection is reasonably assured.

RPS GmbH RESOURCE PROTECTION SYSTEMS
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

Cost of Sales
The Company includes product costs (i.e. material, direct labor and overhead costs), shipping and handling expense, and production-related depreciation expense in cost of goods sold.

Income taxes
The Company recognizes the amount of income taxes payable or refundable for the current year and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized.

Current income taxes payable relates to liabilities associated with income tax obligations of RPS in Germany for taxable income generated in 2007 and 2006.

Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentration of credit risk consists primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses when necessary, which, when realized, have been within the range of management’s expectations. The Company’s customer base consists primarily of companies in the United States. Although the Company is directly affected by the well-being of these companies, management does not believe significant credit risk exists at December 31, 2008 or 2007.

The Company had two customers whose sales were greater than 10% for the years ended December 31, 2008 and December 31, 2007, respectively. Sales to the Company’s two customers whose sales were greater than 10% for the year ended December 31, 2008 totaled 51% and 34% of total revenues in 2008. Sales to the Company’s two customers whose sales were greater than 10% for the year ended December 31, 2007 totaled 49% and 34% of total revenues in 2007. The Company’s December 31, 2008 accounts receivable was due entirely from two customers with one customer representing 56% of the accounts receivable balance and the other representing 44% of the balance. The Company’s December 31, 2007 accounts receivable was due from two customers with one customer representing 75% of the accounts receivable balance and the other representing 17% of the balance. The loss of any of these significant customers would have a temporary adverse effect on the Company’s revenues, which would continue until the Company located new customers to replace them.

Foreign Currency
The financial statements of our foreign subsidiary are measured using the local currency as the functional currency. Assets and liabilities are translated into U.S. Dollars at year-end rates of exchange and results of operations are translated at average rates for the year.  Gains and losses resulting from these translations are included in accumulated other comprehensive loss as a separate component of stockholders’ equity.

RPS GmbH RESOURCE PROTECTION SYSTEMS
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

Recently Issued Accounting Standards
The Company has evaluated all recently issued accounting pronouncements and believes that none of them will have a material effect on the company’s financial statements.

Note 2. Going Concern/Liquidity

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. As shown in the accompanying financial statements, the Company incurred a net loss of $175,377 for year ended December 31, 2008, and has an accumulated deficit of $226,605, which raises substantial doubt about the Company's ability to continue as a going concern. Through its reverse merger with a publically traded company (see note 6), the Company now has access to the public markets. Management plans to raise cash from public or private debt or equity financing, on an as needed basis and in the longer term, to generate revenues from the sale of equipment and technology, development and installation of, and engineering and site development.  The Company's ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

Note 3. Property and Equipment

Property and equipment consisted of the following as of December 31, 2008 and 2007:

	2008	2007
Furniture and Equipment	$ 10,683	$ 11,300
Vehicles	53,880	56,993
Manufacturing Equipment	1,587	1,678
Accumulated Depreciation	(27,781)	(17,448)
	$ 38,369	$ 52,523

Depreciation expense of $11,927 and $10,149 was recorded for the years ended December 31, 2008 and 2007, respectively.

Note 4. Related Party Transactions

During the years ended December 31, 2008 and 2007 respectively, the Company recognized $139,415 and $148,926 in compensation to Igor Plahuta which was recorded as a contribution of capital. During the year ended December 31, 2008 and 2007, notes payable-related parties decreased $155,580 and $585,976, respectively.

RPS GmbH RESOURCE PROTECTION SYSTEMS
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

RPS had revenue transactions for consulting with NewView, an entity that Igor Plahuta is the majority owner, and SPR for product sales, for the years ending December 31, 2008 and 2007 in the amount of $131,007 and $188,122, respectively. Related party accounts receivable were $20,453 and $0 from Newview at December 31, 2008 and 2007, respectively. As this transaction is with a related party it cannot be presumed to be carried out on an arm’s length basis.

Short-term related party notes receivable at December 31 were:

	2008	2007
Igor Plahuta	$55,408	$-
Symnet Holding B.V.	-	279,700

Short-Term Notes Receivable from Related Parties	$55,408	$279,700

Long-term notes receivable from related parties at December 31 were:

	2008	2007
Clinica Dental	$416,118	$294,420

Long-Term Notes Receivable from Related Parties	$416,118	$294,420

Notes payable to related parties consisted of the following at December 31:

	2008	2007
Igor Plahuta	$-	$155,580

Short-Term Notes Receivable from Related Parties	$-	$155,580

This note is due on demand, unsecured and bears interest at a rate of 1.25% and an imputed interest rate of 6%.

An overdraft line-of-credit with Dresdner Bank in Germany for 10,000 Euros is personally secured by Igor Plahuta, Director of European Operations of the Company. Under the terms of the agreement with Dresdner Bank, the unpaid balance accrues interest at a variable rate (currently 13.1%) with a twelve month renewable term and no prepayment penalty.  The balance as of December 31, 2008 and 2007 was $0.

RPS GmbH RESOURCE PROTECTION SYSTEMS
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

Note 5. Income taxes

The Company recognizes the amount of income taxes payable or refundable for the current period and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized.

The Company files income tax returns in the German federal jurisdiction, and local jurisdiction. Effective January 1, 2007 we adopted Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740, “Accounting for Uncertainty in Income Taxes.” ASC 740 is a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. If an income tax position exceeds a more likely than not (greater than 50%) probability of success upon tax audit, the company will recognize an income tax benefit in its financial statements. Additionally, companies are required to accrue interest and related penalties, if applicable, on all tax exposures consistent with jurisdictional tax laws. We did not have any unrecognized tax benefits and there was no effect on our financial condition or results of operations as a result of implementing ASC 740. We do not believe there will be any material changes in our unrecognized tax positions over the next 12 months. Our policy is that we recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of ASC 740, we did not have any accrued interest or penalties, associated with any unrecognized tax benefits, nor were any interest expense recognized during the period. Our effective tax rate differs from the federal statutory rate primarily due to non-deductible expenses and is offset somewhat by state tax credits.

The provision for income taxes at December 31, 2008 and 2007 consist of the following:

	2008	2007
Current
Federal	$52,077	$94,507
Local	61,057	81,042
Current tax liabilities	113,134	175,549
Deferred tax liabilities	13,382	11,717
Total tax liabilities	$126,516	$187,266

The taxes shown above were calculated based on rates enacted in foreign jurisdictions.

RPS GmbH RESOURCE PROTECTION SYSTEMS
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

Deferred tax liabilities are classified in the balance sheet as follows at December 31, 2008 and 2007:

	2008	2007
Deferred tax liabilities
Current	$-	$-
Long term	13,382	17,717

Net deferred tax liabilities	$13,382	$17,717

Note 6. Subsequent Events

Management has evaluated subsequent events as of the date the financial statements were issued. The material subsequent events are set forth below.

On October 27, 2009 the Company into a Stock Purchase Agreement by and between John Rossi and Igor Plahuta (“the shareholders”) who are the only Shareholders of the Company and Garb Oil and Power Corporation, a Utah corporation (“Garb”). Pursuant to the agreement Garb and the Shareholders and RPS agree that it would be to their mutual benefit for Garb to purchase from the Shareholders the 25,000 shares of RPS common stock and thereby RPS would become a subsidiary of Garb and Garb will issue to Shareholders a total of 27,829,291 shares of its common stock for all the issued and outstanding shares of common stock of RPS at an exchange ratio of 1,113.7 shares of Garb common stock for one share of RPS common stock and Garb shall issue to Shareholders an option with a term of on or before 60 months to purchase 100,000,000 shares of common stock, all or part, at a purchase price per share of ten per cent of the closing ask price of the common stock of Garb for five consecutive days preceding the exercise or exercises of the option.

On January 15, 2010, the Company purchased, through a business combination, 80% of the issued and outstanding stock of Newview. The Company purchased Newview because it holds certain proprietary information and other technology relating to the Company’s e-waste recycling and processing business. At the time of the purchase, Igor Plahuta, Director of the Company, was the 100% owner of Newview.

The total maximum consideration that was to be paid to Mr. Plahuta for the Newview Acquisition was €600,000 ($820,000), including cancellation of indebtedness owed by Mr. Plahuta to the Company of €300,000 ($410,000), cash of up to €150,000 ($205,000) from the sale of a 47% participation in Sistema Proteccion Recursos when the Company consummates such sale and receives payment, and cash up to €150,000 ($205,000) from profits of the Company based on a percent of gross sales of the Company during a certain period. Other than the cancellation of indebtedness, none of the consideration for the purchase has been paid as of the date these financial statements were issued.

On May 17, 2010 the Company sold its interest in Sistema Proteccion Recursos to an unrelated party for $190,620 and recognized a gain on sale in the amount of $190,620.